UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2026

T-REX Acquisition Corp.
(Exact name of Registrant as specified in its charter)

Nevada	000-56528	26-1754034
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

151 N. Nob Hill Road Suite 402 Plantation, FL	33324
(Address of principal executive offices)	(Zip Code)

(954) 960-7100

Registrant’s telephone number, including area code

__________________________________________

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Ace (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

T-REX Acquisition Corp is referred to herein as “we”, “our”, “us” or the “Company”

ITEM 8.01 OTHER EVENTS

The promissory note (the “Note”), secured by a Deed of Trust on our Orofino data center matured on May 15, 2025. The principal and accrued interest amount due on the Note was approximately $325,000.

On March 24, 2026, the Company successfully completed cured the default by refinancing the Deed of Trust as follows: $240,000 due on March 24, 2027, and $128,000 due on June 20, 2027.

On March 31, 2026, we will be publishing a press release titled “T-REX Acquisition Corp Completes Refinancing of its Orofino, Idaho Data Center”, which is attached hereto as Exhibit 99.1

The information in this Current Report on Form 8-K with respect to Item 8.01 (including the press release attached hereto as Exhibit 99.1) is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This current report on Form 8-K (including Exhibit 99.1) will not be deemed an admission as to the materiality of any information contained herein.

ITEM 9.01. EXHIBITS

Exhibit 99.1	Press Release dated March 31, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-REX ACQUISITION CORP.

Date: March 31, 2026	By:	/s/ Frank Horkey
	Name:	Frank Horkey
President

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Exhibits

Exhibit 99.1	Press Release dated March 31, 2026

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